SCHEDULE 14A

(Rule 14A-101)

INFORMATION REQUIRED IN PROXY STATEMENT

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No. __ )

Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐ Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12.

VICON INDUSTRIES, INC.

(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

	(1)	Title of each class of securities to which transaction applies:

	(2)	Aggregate number of securities to which transaction applies:

	(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

	(4)	Proposed maximum aggregate value of transaction:

	(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

	(1)	Amount Previously Paid:

	(2)	Form, Schedule or Registration Statement No.:

	(3)	Filing Party:

	(4)	Date Filed:

VICON INDUSTRIES, INC.
89 Arkay Drive
Hauppauge, NY 11788
(631) 952-2288 (CCTV)

Notice of Annual Meeting of Shareholders
To Be Held on May 22, 2008

To the Shareholders of Vicon Industries, Inc.

Notice is hereby given that the Annual Meeting of Shareholders of Vicon Industries, Inc. (the "Company"), a New York corporation, will be held at the Company's corporate headquarters located at 89 Arkay Drive, Hauppauge, New York 11788, on May 22, 2008 at 10:00 a.m. local time for the following purposes, all of which are more completely described in the accompanying proxy statement:

1.	To elect two directors for terms expiring in 2011;

2.	To ratify the appointment of BDO Seidman, LLP, as the Company’s independent registered public accountants for the fiscal year ending September 30, 2008; and

3.	To receive the reports of officers and to transact such other business as may properly come before the meeting.

Shareholders entitled to notice of and to vote at the Annual Meeting are shareholders of record at the close of business on April 11, 2008 fixed by action of the Board of Directors.

The Annual Report to Shareholders for the year ended September 30, 2007 is included with this proxy statement.

                                                     By Order of the Board of Directors,

Hauppauge, New York                                                                                                                         Joan L. Wolf
April 18, 2008                                                                                                                         Secretary

YOUR VOTE IS IMPORTANT

You are urged to date, sign and promptly return your proxy so that your shares may be voted in accordance with your wishes and in order that the presence of a quorum may be assured.  The prompt return of your signed proxy, regardless of the number of shares you hold, will aid the Company in reducing the expense of additional proxy solicitation.  The giving of such proxy does not affect your right to vote in person in the event you attend the meeting.

PROXY STATEMENT FOR 2008 ANNUAL MEETING OF SHAREHOLDERS
SOLICITATION AND REVOCATION OF PROXY

The enclosed proxy, for use only at the Annual Meeting of Shareholders to be held on May 22, 2008 at 10:00 a.m., and any and all adjournments thereof, is solicited on behalf of the Board of Directors of Vicon Industries, Inc. (the "Company").

Any shareholder executing a proxy retains the right to revoke it by notice in writing to the Secretary of the Company at any time prior to its use. The cost of soliciting the proxy will be borne by the Company.

PURPOSES OF ANNUAL MEETING

The Annual Meeting has been called for the purposes of electing two directors whose terms of office expire in 2011; ratifying the appointment of independent registered public accountants; receiving the reports of officers; and transacting such other business as may properly come before the meeting.

The persons named in the enclosed proxy have been selected by the Board of Directors and will vote shares represented by valid proxies.  They have indicated that, unless otherwise specified in the proxy, they intend to vote FOR the election of two directors whose term of office expire in 2011; and FOR ratification of the appointment of independent registered public accountants.

SHAREHOLDER PROPOSALS

Proposals of shareholders intended to be presented at the next Annual Meeting of Shareholders must be received at the Company's principal executive office no later than November 1, 2008, and must comply with all other legal requirements in order to be included in the Company's proxy statement and form of proxy for that meeting.  Proposals of security holders not meeting the requirements of Rule 14a-8 of Regulation 14A must comply with the requirements set forth in the Company's Bylaws relating to business conducted at the Annual Meeting of Shareholders.

This proxy statement and the enclosed proxy card are being furnished to shareholders on or about April 18, 2008.

VOTING SECURITIES

The Company has one class of capital stock, consisting of Common Stock, par value $.01 per share, of which each outstanding share entitles its holder to one vote. Cumulative voting is not provided under the Company's Certificate of Incorporation or Bylaws. Shareholders entitled to vote or to execute proxies are shareholders of record at the close of business on April 11, 2008.  As of March 15, 2008, there were 4,810,270 shares outstanding.

The presence, in person or by proxy, of at least a majority of the total number of shares of Common Stock entitled to vote is necessary to constitute a quorum at the Annual Meeting.  In the event that there are insufficient votes for a quorum or to approve any proposal at the time of the Annual Meeting, the Annual Meeting may be adjourned in order to permit the further solicitation of proxies.

As to the election of directors, the proxy card being provided by the Board of Directors enables a shareholder to vote “FOR” the election of the nominees proposed by the Board, or to “WITHHOLD” authority to vote for the nominees being proposed.  Directors are elected by a plurality of shares voted, without regard to either (i) broker non-votes, or (ii) proxies as to which authority to vote for one or more of the nominees being proposed is withheld.

As to proposal 2, a shareholder may (i) vote “FOR” the proposal; (ii) vote “AGAINST” the proposal; or (iii) “ABSTAIN” with respect to the proposal.  The ratification of independent registered public accountants shall be determined by a majority of the votes cast affirmatively or negatively, without regard to broker non-votes or proxies marked “ABSTAIN” as to the matter.

Proxies solicited hereby will be returned to the Board and will be tabulated by the inspector of election designated by the Board of Directors.

SECURITY OWNERSHIP OF MANAGEMENT AND CERTAIN
BENEFICIAL OWNERS

The following table sets forth the beneficial ownership of the Company's Common Stock as of March 15, 2008 by (i) those persons known by the Company to be beneficial owners of more than 5% of the Company’s outstanding Common Stock; (ii) each current executive officer named in the Summary Compensation Table; (iii) each director; and (iv) all directors and executive officers as a group.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)		Percent of Class

CBC Co., Ltd.
and affiliates
2-15-13 Tsukishima,
Chuo-ku, Tokyo, Japan 104	543,715		10.8%

Renaissance Technologies, Corp.
800 Third Avenue
New York, NY 10022	396,700	(2)	7.9%

Dimensional Fund Advisors
1299 Ocean Avenue
Santa Monica, CA 90401	378,045	(3)	7.5%

David Weiner
3940 Laurel Canyon Blvd., Ste. 327
Studio City, CA 91604	294,486		5.8%

Bridgeway Capital Management, Inc.
5615 Kirby Drive, Suite 518
Houston, TX 77005	264,682	(4)	5.2%

C/O Vicon Industries, Inc.

Kenneth M. Darby	335,502	(5)	6.6%
Arthur D. Roche	84,654	(6)	1.7%
Peter A. Horn	54,697	(7)	1.1%
John M. Badke	48,319	(8)	*
Peter F. Neumann	37,072		*
Christopher J. Wall	35,301	(9)	*
W. Gregory Robertson	31,900	(10)	*
Bret McGowan	20,347	(11)	*
Clifton H.W. Maloney	20,000	(12)	*

Total all Executive Officers
and Directors as a group (11 persons)	702,692	(13)	13.9%

*           Less than 1%.

(1)	Unless otherwise indicated, the Company believes that all persons named in the table have sole voting and investment control over the shares of stock owned.
(2)	Renaissance Technologies, Corp. had investment control over 396,700 shares and voting control over 359,800 shares of stock.
(3)	Dimensional Fund Advisors had investment control over 378,045 shares and voting control over 369,545 shares of stock.
(4)	Bridgeway Capital Management, Inc. had investment control over 264,682 shares and voting control over 243,656 shares of stock.
(5)           Includes currently exercisable options to purchase 16,129 shares.
(6)	Includes 15,000 shares held by Mr. Roche’s wife and currently exercisable options to purchase 10,000 shares.
(7)           Includes currently exercisable options to purchase 18,000 shares.
(8)           Includes currently exercisable options to purchase 31,500 shares.
(9)           Includes currently exercisable options to purchase 23,001 shares.
(10)         Includes currently exercisable options to purchase 18,575 shares.
(11)         Includes currently exercisable options to purchase 16,847 shares.
(12)         Includes currently exercisable options to purchase 20,000 shares.
(13)         Includes currently exercisable options to purchase 167,952 shares.

Section 16(a) Beneficial Ownership Reporting Compliance

Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to the Company during the year ended September 30, 2007 and certain written representations that no
Form 5 is required, no person who, at any time during the year ended September 30, 2007 was a director, officer or beneficial owner of more than 10 percent of any class of equity securities of the Company registered pursuant to Section 12 of the Exchange Act failed to file on a timely basis, as disclosed in the above forms, reports required by Section 16(a)
of the Exchange Act during the year ended September 30, 2007, except that Messrs. Darby, Badke, Horn, McGowan, Wall, Maloney, Neumann and Roche each filed one late report on
Form 4 and Messrs. Pshtissky and Abiri each filed two late reports on Form 4.

EQUITY COMPENSATION PLAN INFORMATION
At September 30, 2007

Number of securities
remaining available for
	Number of securities	Weighted average	future issuance under
	to be issued upon	exercise price	equity compensation
	exercise of out-	of outstanding	plans (excluding
	standing options,	options, warrants	securities reflected
	warrants and rights	and rights	in column (a))
Plan category	(a)	(b)	(c)

Equity compensation
plans approved by
security holders	406,681	$3.45	507,933

Equity compensation
plans not approved
by security holders	__	__	__

Total	406,681	$3.45	507,933

Equity Compensation Grants Not Approved by Security Holders

Through September 30, 2007 the Company had granted certain of its officers with deferred compensation benefits aggregating 33,251 shares of common stock currently held by the
Company in treasury.  Such shares vest upon retirement.  All shares vest earlier under certain occurrences including death, involuntary termination (without cause) or a change in control (as defined) of the Company.

PROPOSALS TO BE VOTED ON AT THE ANNUAL MEETING

PROPOSAL 1.  ELECTION OF TWO DIRECTORS

The Board is comprised of five directors; one director whose term expires in 2009; two directors whose terms expire in 2010 and two directors to be elected for terms expiring in 2011. Directors serve for a term of three years or until their successors are elected and qualified.  No person being nominated as a director is being proposed for election pursuant to any agreement or understanding between any person and the Company.

The nominees proposed for election to a term expiring in 2011 at the Annual Meeting are Mr. Kenneth M. Darby and Mr. Arthur D. Roche.   In the event that either nominee is unable or declines to serve for any reason, the Board of Directors shall elect a replacement to fill the vacancy.  The Board of Directors has no reason to believe that either person named will be unable or unwilling to serve.

Unless authority to vote for the nominees is withheld, it is intended that the shares represented by the enclosed proxy will be voted FOR the nominees named in the Proxy Statement.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE ELECTION OF THE NOMINEES NAMED IN THIS PROXY STATEMENT

Information with Respect to Nominees and Continuing Directors

The following sets forth the name of the nominees and continuing directors, their ages, a brief description of their recent business experience, including present occupations and employment, certain directorships held by each and the year in which each became a director of the Company.

Nominees and                                                         Director
Principal Occupation                                                                               Since                                    Age

Kenneth M. Darby
Chairman and CEO
Vicon Industries, Inc.                                                                                     1987                                           62

Arthur D. Roche
Retired Executive Vice President
Vicon Industries, Inc.
Retired Partner
Arthur Andersen & Co.                                                                     1992                                           69

Continuing Director whose Term of Office Expires in 2009

Peter F. Neumann
Retired President
Flynn-Neumann Agency, Inc.                                                                           1987                                          73

Continuing Directors whose Term of Office Expires in 2010

Clifton H. W. Maloney
President
C. H. W. Maloney & Co., Inc.                                                                           2004                                           70

W. Gregory Robertson
Chairman
TM Capital Corp.                                                                                    1991                                           64

Mr. Darby has served as Chairman of the Board since April 1999, as Chief Executive Officer since April 1992 and as President since October 1991.  Mr. Darby also served as Chief Operating Officer and as Executive Vice President, Vice President, Finance and Treasurer of the Company.  He joined the Company in 1978 as Controller after more than nine years at Peat Marwick Mitchell & Co., a public accounting firm.  Mr. Darby’s current term on the Board ends in May 2008.

Mr. Roche served as Executive Vice President and co-participant in the Office of the President of the Company from August 1993 until his retirement in November 1999.  For the six months prior to that time, Mr. Roche provided consulting services to the Company.  In October 1991, Mr. Roche retired as a partner of Arthur Andersen & Co., an international accounting firm which he joined in 1960.  Mr. Roche’s current term on the Board ends in May 2008.

Mr. Neumann is the retired President of Flynn-Neumann Agency, Inc., an insurance brokerage firm. Mr. Neumann’s current term on the Board ends in May 2009.

Mr. Maloney is the President of C.H.W. Maloney & Co., Inc., a private investment firm that he founded in 1981.  From 1974 to 1984, he was a Vice President in investment banking at Goldman, Sachs & Co.  Mr. Maloney is a Director of Interpool, Inc., Chromium Industries, Inc. and The Wall Street Fund.  Mr. Maloney’s current term on the Board ends in May 2010.

Mr. Robertson is the Chairman of TM Capital Corporation, a financial services company which he founded in 1989.  From 1985 to 1989, he was employed by Thompson McKinnon Securities Inc., as head of investment banking and public finance.  Mr. Robertson’s current term on the Board ends in May 2010.

MEETINGS OF THE BOARD AND COMMITTEES OF THE BOARD

The Board of Directors has a number of committees including the Executive Committee, the Compensation Committee, the Audit Committee and the Nominating Committee.  All independent directors are members of each of the Committees.

The Executive Committee is chaired by Mr. Darby and meets in special situations when the full Board cannot be convened. The Committee met twice during the last fiscal year.

The Compensation Committee consists of Messrs. Neumann (Chairman), Maloney, Robertson and Roche, all of whom are non-employee directors. The function of the Compensation Committee is to establish and approve the appropriate compensation for Mr. Darby, recommend to the Board the award of stock options, and to review and approve the recommendations of Mr. Darby with respect to the compensation of all other officers.  The Committee met three times during the last fiscal year.

The Audit Committee consists of Messrs. Roche (Chairman), Maloney, Neumann, and Robertson, each of whom is an “independent director” as defined by American Stock Exchange Listing Standards.  The primary function of the Audit Committee is to assist the Board of Directors in fulfilling its responsibility to oversee management’s conduct of the Company’s financial reporting process, including review of the financial reports and other financial information of the Company, the Company’s system of internal accounting controls, the Company’s compliance with legal and regulatory requirements and the qualifications, independence and performance of the Company’s independent registered public accountants.  The Audit Committee has sole authority to appoint, retain, compensate, evaluate and terminate the independent registered public accountants.  The Board has determined that Mr. Roche is an “Audit Committee financial expert” under the rules of the Securities and Exchange Commission.  The Audit Committee will periodically review the Audit Committee Charter in light of new developments in applicable regulations and may make additional recommendations to the Board of Directors for further revision of the Audit Committee Charter to reflect evolving best practices.  A copy of the Company’s Charter is available on its website at HTTP://www.vicon-cctv.com.  The Committee met four times during the last fiscal year.

The Nominating Committee consists of Messrs. Roche (Chairman), Maloney, Neumann and Robertson.  The primary function of the Nominating Committee is to recommend individuals qualified to serve as directors and on committees of the Board; to advise the Board with respect to Board composition, procedures and committees; and to evaluate the overall Board and Committee effectiveness.  All director candidates, including those recommended by stockholders, are evaluated on the same basis.  In its evaluation of director candidates, the Nominating Committee considers a variety of characteristics, including, but not limited to, core competencies, experience, independence, level of commitment, Board and company needs and considerations, and personal characteristics.  The Nominating Committee may engage a third party to assist it in identifying potential director nominees.  The Committee has generally identified nominees based upon recommendations from existing directors and will consider candidates recommended by stockholders if submitted to the Committee in writing and complying with shareholder proposal requirements outlined elsewhere in this proxy statement.  The Board of Directors has determined that each member of the Nominating Committee meets the definition of an “independent director” as defined by American Stock Exchange Listing Standards.  The Committee does not have a formal written charter and did not meet last fiscal year.  The nominees for director for 2008 were discussed at the Board’s regular meetings.

The Board of Directors has the responsibility for establishing broad corporate policies and for the overall performance of the Company. Outside members of the Board are kept informed of the Company's business through various reports and documents sent to them, as well as through operating and financial reports made at Board and committee meetings by Mr. Darby and other officers.

The Board of Directors held nine meetings in the Company’s 2007 fiscal year, including all regularly scheduled and annual meetings.  No Board member attended fewer than 75% of the aggregate of (1) the total number of meetings of the Board (held during the period for which he was a director) and (2) the total number of meetings held by all committees on which he served (during the periods that he served).  The prior year annual meeting was attended by all of the current directors.

The non-employee directors are each compensated at the rate of $20,000 per year retainer and $1,200 per Committee meeting attended in person or by teleconference.  The Chairman of the Audit Committee receives an additional annual retainer of $8,000.  Employee directors are not compensated for Board or committee meetings.  Directors may not stand for re-election after 70, except that any director may serve one additional three-year term after age 70 with the unanimous consent of the Board of Directors.

Certain Relationships and Related Transactions

The Company and CBC Co., Ltd. (CBC), a Japanese corporation which beneficially owns 10.8% of the outstanding shares of the Company, have been conducting business with each other since 1979.  During this period, CBC has served as a lender, a product supplier and a private label reseller of the Company’s products. In fiscal 2007, the Company purchased approximately $362,000 of products from or through CBC.  CBC competes with the Company in various markets, principally in the sale of video products and systems.  Sales of Vicon products to CBC were $163,000 in 2007.

To date, the Company has not adopted a formal written policy with respect to related party transactions.  However, an informal, unwritten policy has been in place whereby all such related-party transactions are reported to, and approved by, the full Board of Directors (other than any interested director).  Given the SEC’s reporting requirements, the Board of Directors is considering whether to adopt a formal written policy with respect to related-party transactions.

All named directors other than Mr. Darby are independent directors in accordance with American Stock Exchange listing requirements.

Code of Ethics and Business Conduct

The Company has adopted a Code of Ethics and Business Conduct that applies to all its employees, including its chief executive officer, chief financial and accounting officer, controller, and any persons performing similar functions.  Such Code of Ethics and Business Conduct is published on the Company’s internet website (www.vicon-cctv.com).

Ability of Stockholders to Communicate with the Board of Directors

Shareholders may contact the Board of Directors or a specified individual director by sending a written communication addressed to the Board of Directors or such individual director(s) in care of the Secretary of the Company at Vicon Industries, Inc., 89 Arkay Drive, Hauppauge, NY 11788.  The Company’s Corporate Secretary will relay all such communications to the Board of Directors, or individual members, as appropriate.

Report of the Audit Committee

The Audit Committee reviews the Company’s financial reporting process on behalf of the Board of Directors.  Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal control.

In fulfilling its oversight responsibilities, the Committee reviewed and discussed with management the audited consolidated financial statements as of and for the fiscal year ended September 30, 2007.  Additionally, the Committee has reviewed and discussed with management and the independent registered public accountants the Company’s unaudited interim financial statements as of and for the end of each fiscal quarter. Such discussions occur prior to issuance of news releases reporting quarterly results.

The Committee discussed with the independent registered public accountants the matters required to be discussed by the Statement on Auditing Standards No. 61, Communication with Audit Committees, as amended, of the Auditing Standards Board of the American Institute of Certified Public Accountants.

The Committee received and reviewed the written disclosures and the letter from the independent registered public accountants required by Standard No. 1, Independence Discussions with Audit Committees, as amended, of the Independence Standards Board, and discussed with the accountants their firm’s independence.

Based on the reviews and discussions referred to above, the Committee recommends to the Board of Directors that the audited fiscal year-end financial statements referred to above be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007

Submitted by the Audit Committee,

Arthur D. Roche, Chairman            Clifton H.W. Maloney
Peter F. Neumann                            W. Gregory Robertson

OTHER OFFICERS OF THE COMPANY

In addition to Mr. Darby, the Company has six other officers. They are:

John M. Badke, age 48                                                              Sr. Vice President, Finance and
                                                               Chief Financial Officer

Peter A. Horn, age 53                                                                 Vice President, Operations

Bret M. McGowan, age 42                                                         Vice President, U.S. Sales and Marketing

Yacov A. Pshtissky, age 56                                                       Vice President, Technology and Development

Christopher J. Wall, age 54                                                        Managing Director, Vicon Industries, Ltd.

Yigal Abiri, age 58                                                               General Manager, Vicon Systems Ltd.

Mr. Badke has been Senior Vice President, Finance since May 2004 and Chief Financial Officer since December 1999.  Previously, he was Vice President, Finance since October 1998 and served as Controller since joining the Company in 1992.  Prior to joining the Company, Mr. Badke was the Controller for NEK Cable, Inc. and an audit manager with the international accounting firms of Arthur Andersen & Co. and Peat Marwick Main & Co.

Mr. Horn has been Vice President, Operations since June 1999. From 1995 to 1999, he was Vice President, Compliance and Quality Assurance.  Prior to that time, he served as Vice President in various capacities since his promotion in May 1990.

Mr. McGowan has been Vice President, U.S. Sales and Marketing since April 2005.  From 2001 to 2005, he served as Vice President, Marketing.  Previously, he served as Director of Marketing since 1998 and as Marketing Manager since 1994.  He joined the Company in 1993 as a Marketing Specialist.

Mr. Pshtissky has been Vice President, Technology and Development since May 1990.  Mr. Pshtissky was Director of Electrical Product Development from March 1988 through April 1990.

Mr. Wall has been Managing Director, Vicon Industries Ltd., since February 1996.  Previously, he served as its Financial Director since joining the Company in 1989.  Prior to joining the Company, Mr. Wall held a variety of senior financial positions within Westland plc, a UK aerospace company.

Mr. Abiri has been General Manager, Vicon Systems Ltd. since becoming a member of management through acquisition of his company, QSR, Ltd., in August 1999.  Previously, Mr. Abiri had been President of QSR, Ltd., a developer and manufacturer of remote video surveillance equipment.

EXECUTIVE COMPENSATION

COMPENSATION DISCUSSION AND ANALYSIS

Compensation Philosophy and Objectives of Our Compensation Program

The Company’s compensation programs are intended to enable it to attract, motivate, reward and retain the management talent required to achieve corporate objectives, and thereby increase stockholder value. It is the Company’s policy to provide incentives to senior management to achieve both short-term and long-term objectives and to reward exceptional performance and contributions to the development of the business. To attain these objectives, the executive compensation program includes four key components:

 Base Salary.    Base salary for the Company’s executives is intended to provide competitive remuneration for services provided to the Company over a one-year period. Base salaries are set at levels designed to attract and retain the most appropriately qualified individuals for each of the key management level positions within the Company.

Cash Incentive Bonuses.    The Company's bonus programs are intended to reward executive officers for the achievement of various annual performance goals approved by the Company’s Board of Directors. For fiscal 2007, a performance based bonus plan was established for certain of the Company’s executive officers, including among others Kenneth M. Darby, Chief Executive Officer; John M. Badke, Chief Financial Officer; and Peter A. Horn, Vice President of Operations, whereby the participants would earn specified profit based bonuses upon the achievement of a certain minimum annual pretax profit target as defined by the Company’s Board of Directors. Under such plan, Messrs. Darby, Badke and Horn earned bonuses of $347,000, $173,000 and $116,000, respectively, based upon six percent (6%), three (3%) and two (2%), respectively, of the Company’s consolidated pretax profit for 2007, after certain adjustments. In addition, performance based bonus plans were established for Christopher J. Wall, the Company’s European subsidiary Managing Director and Bret M. McGowan, Vice President, U.S. Sales and Marketing, for fiscal year 2007 whereby Mr. Wall would earn an amount equal to between 2% and 6% (based on achievement levels) of the combined pretax operating profits of the Company’s Europe based subsidiaries and Mr. McGowan will earn a specified commission upon achieving certain U.S. sales targets. Under such plans, Mr. Wall earned a bonus of $188,000 for fiscal 2007 and Mr. McGowan earned commissions of $60,641 during fiscal 2007.

        Equity-based Compensation.    Equity-based compensation is designed to provide incentives to the Company’s executive officers to build shareholder value over the long term by aligning their interests with the interest of shareholders. Historically, equity-based compensation consisted of stock options granted by the Compensation Committee under the Company’s stock option plans. In May 2007, the Company received shareholder approval for a Stock Incentive Plan covering 500,000 shares of Common Stock that includes Restricted and other stock awards in addition to options.  The Compensation Committee determined that such a plan provides more flexibility in determining the best form of equity-based grants to effectively motivate the Company’s officers and key employees. The Committee believes that equity-based compensation provides an incentive that focuses the executive's attention on managing the company from the perspective of an owner with an equity stake in the business. Among our executive officers, the number of shares of stock awarded or common stock subject to options granted to each individual generally depends upon the level of that officer's responsibility. The largest grants are generally awarded to the most senior officers who, in the view of the Compensation Committee, have the greatest potential impact on the Company’s profitability and growth. Previous grants of stock options or stock grants are reviewed in determining the size of any executive's award in a particular year. In fiscal 2007, the Compensation Committee awarded a total of 47,000 stock options to named executive officers, including 10,000 to Mr. Darby, 15,000 to Mr. Badke, 5,000 to Mr. Wall, 3,500 to Mr. Horn and 13,500 to Mr. McGowan.

In March 2007, the Board of Directors adopted the Company’s 2007 Stock Incentive Plan, which was approved by the Company’s stockholders at its Annual Meeting of Stockholders held on May 18, 2007. Under such plan, a total of 500,000 shares of Common Stock were reserved for issuance and include the grant of stock options, restricted stock and other stock awards as determined by the Compensation Committee. The purpose of the Stock Incentive Plan is to attract and retain executive management by providing them with appropriate equity-based incentives and rewards for superior performance and to provide incentive to a broader range of employees.  At September 30, 2007, no grants were made under the Stock Incentive Plan.

                Retirement, Health and Welfare Benefits and Other Perquisites. The Company’s executive officers are entitled to a specified retirement/severance benefit pursuant to employment agreements as detailed below.

In addition, the executive officers are entitled to participate in all of the Company’s employee benefit plans, including medical, dental, group life, disability, accidental death and dismemberment insurance and the Company’s sponsored 401(k) and mandated foreign Retirement Plans. Further, Mr. Wall receives a supplemental retirement benefit in the form of a defined contribution of five percent (5%) of his annual salary. The Company also provides its Chief Executive Officer with a country club membership and certain additional insurances not covered by primary insurance plans available to other employees and certain of the Company’s named executive officers are provided a leased car.

Employment Agreements

The Company has entered into employment agreements with its named executive officers that provide an annual base salary through date of expiration and certain benefits upon termination of employment or change in control of the Company without Board of Director approval. Under Mr. Darby’s employment agreement, he is entitled to receive a lump sum payment equal to the balance owing under his agreement in the event of a change in control of the Company under any condition. All the other agreements provide the named executive officer with a payment of three times their average annual compensation for the previous five year period if there is a change in control of the Company without Board of Director approval, as defined. Such payment can be taken in a present value lump sum or equal installments over a three year period. The agreements also provide the named executive officers other than Mr. Darby with certain severance/retirement benefits upon certain occurrences including termination of employment without cause as defined, termination of employment due the Company’s breach of specified employment conditions (good reason termination), death, disability or retirement at a specified age. Such severance/retirement benefit provisions survive the expiration of the agreements and include a fixed stated benefit of $350,000 for Mr. Badke, $200,000 (100,000 Pounds Sterling) for Mr. Wall, $316,000 for Mr. Horn and $290,000 for Mr. McGowan.  In addition, Messrs. Badke and Horn each receive an additional deferred compensation benefit upon such employment termination occurrences in the form of 6,561 and 9,759 shares, respectively, of the Company’s common stock.

On August 28, 2007, the Company entered into a one-year employment agreement with Kenneth M. Darby, the Company’s Chief Executive Officer, to expire on September 30, 2008. The terms of the new agreement provide for a $75,000 increase in Mr. Darby’s annual base salary to $400,000 effective October 1, 2007. In the event the agreement is terminated prior to its expiration for reasons other than cause as defined, Mr. Darby is entitled to receive all remaining salary owed him through its expiration.

Mr. Badke and Mr. Horn are subject to two year employment agreements that expired December 31, 2007 and provide for annual base salaries of $180,000 and $163,000, respectively.  Messrs. Wall and McGowan had one year employment agreements that expired on September 30, 2007.  Mr. Wall has executed a new agreement which expires on September 30, 2008.

On October 25, 2007, the Compensation Committee of the Board approved the following annual base salary increases for the named executive officers of the Company other than Mr. Darby effective October 1, 2007:

Name	Title	2007 Base Salary	2008 Base Salary
John M. Badke	Senior Vice President and Chief Financial Officer	$180,000	$190,000
Christopher J. Wall	Managing Director of Vicon Industries, Ltd. (Europe)	$200,000	$210,000
Peter A. Horn	Vice President, Operations	$163,000	$168,000
Bret M. McGowan	Vice President, U.S. Sales and Marketing	$170,000	$180,000

2007 Summary Compensation Table

The following table sets forth all compensation for the fiscal year ended September 30, 2007 awarded to or earned by the Company’s Chief Executive Officer, Chief Financial Officer and by each of our other named executive officers whose total compensation exceeded $100,000 during such period.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards($)	Option Awards ($)(1)	Non-Equity Incentive Plan Compensation ($) (3)	Change in Pension Value and Nonqualified Deferred Compensation ($)	All Other Compensation ($)(2)	Total ($)
Kenneth M. Darby	2007	$325,000	-	-	$27,495 (1)	$346,711 (3)	$852,429 (4)	$22,324 (2)	$1,573,959
Chairman and Chief Executive Officer

John M. Badke	2007	$180,000	-	-	$17,252 (1)	$173,355 (3)	-	$7,152 (2)	$377,759
Senior Vice President and Chief Financial Officer

Christopher J. Wall	2007	$200,000	-	-	$11,263 (1)	$188,490 (5)	-	$25,014 (2)	$424,767
Managing Director Vicon Industries, Ltd.

Peter A. Horn	2007	$163,000	-	-	$8,375 (1)	$115,570 (3)	-	$7,244 (2)	$294,189
Vice President, Operations

Bret M. McGowan	2007	$170,000	-	-	$12,856 (1)	$60,641 (6)	-	$6,000 (2)	$249,497
Vice President, U.S. Sales and Marketing

(1)
Represents the compensation costs recognized for financial statement reporting purposes in fiscal 2007 for the fair value of stock options in accordance with Statement of Financial Accounting Standards No. 123R. (See “Note 1” under the caption “Accounting for Stock-Based Compensation” to the accompanying financial statements.)

(2)
All Other Compensation in fiscal 2007 represents: (a) Automobile expense of $11,857, $7,152, $15,380, $7,244 and $6,000, paid by the company for Messrs. Darby, Badke, Wall, Horn and McGowan, respectively, (b) Country club membership of $8,257 and long-term disability insurance of $2,210 paid by the Company for Mr. Darby and (c) Supplemental retirement contributions of $9,634 for Mr. Wall.

(3)	Represents cash awards under the Company’s 2007 performance based bonus plan. These amounts were earned in fiscal 2007 and paid in fiscal 2008.

(4)
Represents the distribution of a $620,000 severance/retirement benefit and 70,647 shares of the Company’s common stock with a market value of $232,429 upon the expiration of Mr. Darby’s previous employment agreement on September 30, 2006.  Such amounts were earned by Mr. Darby over his thirty years of service with the Company and charged to expense over prior year periods.

(5)	Represents cash award under Mr. Wall’s performance based bonus plan.

(6)	Represents sales commissions earned in fiscal 2007.

Compensation of Named Executive Officers

The Summary Compensation Table should be read in conjunction with the tables and narrative descriptions that follow. The Outstanding Equity Awards at Fiscal 2007 Year-End and Option Exercises and Stock Vested in Fiscal 2007 tables provide further information on the named executive officers’ potential realizable value and actual value realized with respect to their equity awards.

2007 Grants of Plan-Based Awards

The following table provides information on the annual incentive bonuses the named executive officers were eligible to receive in fiscal 2007 under performance based plans. There were no Equity Incentive Plan Awards or Other Stock Awards in fiscal 2007.

		Estimated Future Payouts Under Non-Equity Incentive Plan Awards
Name	Grant Date	Threshold ($)	Target ($)	Maximum ($)	All Other Option Awards: Number of Shares of Stock or Units (#)(3)	Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock Option Awards ($) (4)

Kenneth M. Darby	2007		$175,000 (1)
Chairman and Chief Executive Officer	10/25/06				10,000	$3.59	$20,300

John M. Badke	2007		$72,000 (1)
Senior Vice President and Chief Financial Officer	10/25/06				15,000	$3.59	$30,450

Christopher J. Wall	2007		$44,620 (2)
Managing Director Vicon Industries, Ltd.	10/25/06				5,000	$3.59	$10,150

Peter A. Horn	2007		$48,000 (1)
Vice President, Operations	10/25/06				3,500	$3.59	$7,105

Bret M. McGowan	2007		$52,500 (3)
Vice President, U.S. Sales and Marketing	10/25/06				13,500	$3.59	$27,405

(1)
The amounts shown reflect targeted cash payments for achievement of a certain minimum annual pretax profit target as defined by the Company’s Board of Directors under the Company’s fiscal year 2007 performance based bonus plan.

(2)
Amount represents targeted cash payment for achievement of budgeted pretax operating profits, as defined, of the Company’s Europe based subsidiaries under Mr. Wall’s fiscal year 2007 performance based bonus plan.

(3)	Amount represents targeted cash payment for achievement of fiscal year 2007 U.S. domestic sales quota.

(4)
The amounts represent the full grant date fair value of stock options granted in 2007 in accordance with Statement of Financial Accounting Standards No. 123R, which will be expensed in the Company’s financial statements over the awards’ vesting period.  (See “Note 1” under the caption “Accounting for Stock-Based Compensation” to the accompanying financial statements.)

Outstanding Equity Awards at Fiscal 2007 Year-End

The following table sets forth information with respect to the outstanding equity awards of the named executive officers as of September 30, 2007. There were no Equity Incentive Plan Awards in fiscal 2007.

Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options(#)	Option Exercise Price ($)	Option Expiration Date

Kenneth M. Darby	16,129(1)	-	-	$3.95	08/12/09
Chairman and Chief	-	10,000(1)	-	$3.59	10/25/12
Executive Officer

John M. Badke	3,500(1)	-	-	$3.05	11/15/07
Senior Vice President and	15,000(1)	-	-	$2.80	11/04/08
Chief Financial Officer	10,000(1)	-	-	$3.95	08/12/09
	1,500(1)	3,500(1)	-	$3.00	05/27/11
	3,000(2)	2,000(2)	-	$3.17	12/09/10
	-	15,000(1)	-	$3.59	10/25/12

Christopher J. Wall	10,000(1)	-	-	$2.80	11/04/08
Managing Director	10,000(1)	-	-	$3.95	08/12/09
Vicon Industries, Ltd.	1,501(1)	3,499(1)	-	$3.00	05/27/11
	-	5,000(1)	-	$3.17	12/09/11
	-	5,000(1)	-	$3.59	10/25/12

Peter A. Horn	3,500(1)	-	-	$3.05	11/15/07
Vice President	10,000(1)	-	-	$2.80	11/04/08
Operations	5,000(1)	-	-	$3.95	08/12/09
	1,500(1)	3,500(1)	-	$3.00	05/27/11
	-	5,000(1)	-	$3.17	12/09/11
	-	3,500(1)	-	$3.59	10/25/12

Bret M. McGowan	3,500(1)	-	-	$3.05	11/15/07
Vice President	7,500(1)	-	-	$2.80	11/04/08
U.S. Sales and Marketing	5,000(1)	-	-	$3.95	08/12/09
	1,500(1)	3,500(1)	-	$3.00	05/27/11
	1,154(2)	770(2)	-	$3.17	12/09/10
	-	3,076(1)	-	$3.17	12/09/10
	-	13,500(1)	-	$3.59	10/25/12

(1)
Options vest over a four year period at 30% of the shares on the first anniversary of the grant date, 30% of the shares on the second anniversary of the grant date and the remaining 40% of the shares on the third anniversary of the grant date. Options expire after the sixth anniversary of the grant date.

(2)
 Options vest over a three year period at 30% of the shares on the grant date, 30% of the shares on the first anniversary of the grant date and the remaining 40% of the shares on the second anniversary of the grant date. Options expire after the fifth anniversary of the grant date.

Option Exercises and Stock Vested in Fiscal 2007

The following table sets forth information with respect to the number of options granted to the named executive officers in previous years that were exercised during the fiscal year ended September 30, 2007, as well as the value of the stock on the exercise date. There was no stock award vesting in fiscal 2007.

	Option Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($)
Kenneth M. Darby	50,000	$248,500 (1)
Chairman and Chief Executive Officer	33,871	$129,387 (2)

John M. Badke	12,500	$6,750 (3)
Senior Vice President and Chief Financial Officer

(1)	Represents the difference between the closing price of the Company’s common stock of $7.77 on February 23, 2007, the date of exercise, and the exercise price of $2.80, multiplied by 50,000 shares.

(2)	Represents the difference between the closing price of the Company’s common stock of $7.77 on February 23, 2007, the date of exercise, and the exercise price of $3.95, multiplied by 33,871 shares.

(3)	Represents the difference between the closing price of the Company’s common stock of $3.59 on November 14, 2006, the date of exercise, and the exercise price of $3.05, multiplied by 12,500 shares.

Potential Payments Upon Change in Control or Employment Termination

As described above under the section entitled “Compensation Discussion and Analysis—Employment Agreements”, the Company has entered into employment agreements with certain of its named executive officers. These agreements provide for certain payments in the event of a Change in Control of the Company (as defined) with or without Board of Director approval and post-employment severance benefits in the event of employment termination under certain circumstances.

The following table sets forth the Company’s obligations to the named executive officers in the event that a Change in Control had occurred as of September 30, 2007 and post-termination obligations assuming the officers respective employment was terminated under certain circumstances as of September 30, 2007 absent a Change in Control.

Name	Change in Control ($)		Employment Termination by Company under Certain Circumstances ($)

Kenneth M. Darby
Salary	$400,000	(2)	$400,000

John M. Badke
Salary	$488,354	(1)	$350,000	(3)
Deferred Compensation Shares	$76,632	(4)	$76,632	(4)
Total	$564,986		$426,632

Christopher J. Wall
Salary	-		$200,000

Peter A. Horn
Salary	$452,354	(1)	$316,000	(3)
Deferred Compensation Shares	$113,985	(5)	$113,985	(5)
Total	$566,339		$429,985

Bret McGowan
Salary	$401,754	(1)	$290,000	(3)

(1)
Represents obligation in the event of a change in control of the Company (as defined) without Board of Director approval calculated at three times the average annual base salary of the officer for the five year period preceding the Change of Control payable in either a present value lump sum or in equal monthly installments over a three year period as assumed in this computation.

(2)	Mr. Darby has the right to terminate his agreement upon a change in control with or without the Board of Directors approval and receive the balance owing under his agreement.

(3)
Specified amounts are payable in equal monthly payments over a twenty four (24) month period. Certain Agreements contain a provision that allows for the deferral of such payments due within the first six month period if not exempted from Section 409A of the Internal Revenue Code.

(4)
Represents 6,561 shares of the Company’s common stock due Mr. Badke upon employment termination valued at the closing market price of the Company’s common stock at September 30, 2007, excluding any market discount due to the restricted stock designation on the shares.

(5)
Represents 9,759 shares of the Company’s common stock due Mr. Horn upon employment termination valued at the closing market price of the Company’s common stock at September 30, 2007, excluding any market discount due to the restricted stock designation on the shares.

Fiscal 2007 Directors’ Compensation

The table below summarizes the compensation paid by the Company to non-employee directors for the fiscal year ended September 30, 2007.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)	Option Awards ($)(2)(3)	All Other Compensation ($)	Total ($)

Clifton H.W. Maloney	$30,800	-	$9,109(2)	-	$39,909

Peter F. Neumann	$30,800	-	-	-	$30,800

W. Gregory Robertson	$29,600	-	-	-	$29,600

Arthur D. Roche	$38,800	-	-	-	$38,800

(1)
Directors who are not employees of the Company receive an annual retainer fee of $20,000 for regular Board meetings and $1,200 per committee meeting attended in person or by teleconference. The Chairman of the Audit Committee also receives an additional annual retainer of $8,000.

(2)
Represents the compensation costs recognized for financial statement reporting purposes in fiscal 2007 for the fair value of stock options in accordance with Statement of Financial Accounting Standards No. 123R.  (See “Note 1” under the caption “Accounting for Stock-Based Compensation” to the accompanying financial statements.)

(3)
On October 25, 2006, Mr. Maloney was granted 5,000 options to purchase common stock at the closing market price of $3.59 per share.  As of September 30, 2007, Messrs. Maloney, Robertson and Roche held 20,000, 20,000 and 15,569 stock options, respectively.

Report of the Compensation Committee

The Compensation Committee’s compensation policies applicable to the Company’s officers for 2007 were to pay a competitive market price for the services of such officers, taking into account the overall performance and financial capabilities of the Company and the officer's individual level of performance.

Mr. Darby makes recommendations to the Compensation Committee as to the base salary and incentive compensation of all officers other than himself.  The Committee reviews these recommendations with Mr. Darby and, after such review, determines compensation.  In the case of Mr. Darby, the Compensation Committee makes its determination after direct negotiation with him.  For each officer, the Committee's determinations are based on its conclusions concerning each officer's performance and comparable compensation levels for similarly situated officers at comparable companies.  The overall level of performance of the Company is taken into account but is not specifically related to the base salary of these officers.  Also, the Company has established incentive compensation plans for certain officers, which provide for a specified bonus upon the Company’s achievement of certain annual sales and/or profitability targets.

The Compensation Committee grants options to officers to link compensation to the performance of the Company.  Options are exercisable in the future at the fair market value at the time of grant, so that an officer granted an option is rewarded by the increase in the price of the Company’s stock.  The Committee grants options to officers based on significant contributions of such officer to the performance of the Company.  In addition, in determining Mr. Darby’s salary and bonus for service as Chief Executive Officer, the Committee considers the responsibility assumed by him in formulating, implementing and managing the operational and strategic objectives of the Company.

The Compensation Committee has reviewed the Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management.  Based on such review and discussion, the Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Annual Report on Form 10-K for the fiscal year ended September 30, 2007.

Submitted by the Compensation Committee,

Peter F. Neumann, Chairman               Clifton H.W. Maloney
W. Gregory Robertson                          Arthur D. Roche

Compensation Committee Interlocks and Insider Participation

The Compensation Committee of the Board of Directors consists of Messrs. Maloney, Neumann, Robertson and Roche, none of whom has ever been an officer of the Company except for Mr. Roche, who served as Executive Vice President from August 1993 until his retirement in November 1999.

STOCK PERFORMANCE GRAPH

This graph compares the return of $100 invested in the Company's stock on October 1, 2002, with the return on the same investment in the AMEX U.S. Market Index and the AMEX Technology Index.

400
350
300
250
200
150
100
50
0
Dollars
10/1/2002
10/1/2003
10/1/2004
10/1/2005
10/1/2006
10/1/2007
Vicon Industries, Inc.
AMEX U.S. Market Index
AMEX Technology Index

(The following table was represented by a chart in the printed material)

		AMEX U.S.	AMEX
Date	Vicon Industries, Inc.	Market Index	Technology Index

10/01/02	100	100	100
10/01/03	134	128	144
10/01/04	152	149	166
10/01/05	99	176	170
10/01/06	106	190	185
10/01/07	377	224	263

PROPOSAL 2.  RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

The Board of Directors of the Company has appointed BDO Seidman, LLP as its independent registered public accountants for fiscal year ending September 30, 2008 and further directed that management submit the Board’s selection of public accountants to the shareholders at the Annual Meeting for ratification.

The following table details: the aggregate fee arrangements with BDO Seidman, LLP for professional services rendered for the audit of the Company’s consolidated annual financial statements and review of the financial statements included in the Company’s quarterly reports on Form 10-Q; the aggregate fees billed by BDO Seidman, LLP for audit related matters and; the aggregate fees billed by BDO Seidman, LLP for tax compliance, tax advice and tax planning during fiscal years ended September 30, 2007 and 2006:

	2007	2006

Audit fees	$256,000	$171,000
Audit related fees	$5,000	$4,000
Tax fees	$35,000	$39,000

Audit Committee Pre-Approval of Audit and Permissible Non-Audit Services of Independent Registered Public Accountants

The Audit Committee pre-approves all audit and permissible non-audit services provided by the independent auditors.  These services may include audit services, audit related services, tax services and other services.  The Audit Committee has adopted a policy for the pre-approval of services provided by the independent auditors.  Under the policy, pre-approval generally is provided for an annual period and any pre-approval is detailed as to the particular service or category of services and is subject to a specific limit.  In addition, the Audit Committee may also pre-approve particular services on a case-by-case basis, which must be accompanied by a detailed explanation for each proposed service.  The Audit Committee may delegate pre-approval authority to one or more of its members. Such member must report any decisions to the Audit Committee at the next scheduled meeting.

The Audit Committee has considered whether the non-audit services provided by BDO Seidman, LLP were compatible with maintaining their independence.

BDO Seidman, LLP will have a representative at the Annual Meeting of Shareholders, who will have an opportunity to make a statement, if they should so desire.

Unless marked to the contrary, the shares represented by the enclosed proxy will be voted FOR the ratification of the appointment of BDO Seidman, LLP as the Company’s independent registered public accountants.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR RATIFICATION OF THE APPOINTMENT OF BDO SEIDMAN, LLP AS THE  COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS.

OTHER MATTERS THAT MAY COME BEFORE THE MEETING

As of this date, management is not aware of any matters to be presented for action at the Annual Meeting, other than those referred to in the Notice of Annual Meeting of Shareholders.  However, the proxy form included with this proxy statement, if executed and returned, gives discretionary authority to management with respect to any other matters that may come before the meeting.

MISCELLANEOUS

Solicitation of proxies is being made by mail and may also be made in person or by telephone, fax or e-mail by officers, directors and regular employees of the Company.

The cost of the solicitation will be borne by the Company.

By Order of the Board of Directors,

Hauppauge, New York                                                                          Joan L. Wolf
April 18, 2008                                                                                  Secretary